UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________

Date of Report (Date of earliest event reported): October 29, 2018

GERMAN AMERICAN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana
(State or other jurisdiction of incorporation)

001-15877	35-1547518
(Commission File Number)	(IRS Employer Identification No.)
711 Main Street Box 810 Jasper, Indiana	47546
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 482-1314

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 2.02. Results of Operations and Financial Condition.

On October 29, 2018, German American Bancorp, Inc. (the “Company” or “German American”) issued a press release announcing its results for the quarter ended September 30, 2018, and making other disclosures. The press release (including the accompanying unaudited consolidated financial statements as of and for the quarter ended September 30, 2018, and other financial data) is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02, including the information incorporated herein from Exhibit 99.1, is furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    As contemplated by that certain Agreement and Plan of Reorganization, dated May 22, 2018 (the “Merger Agreement”), among German American, German American Bank, First Security, Inc. (“First Security”) and First Security Bank, Inc., the Board of Directors of German American appointed Lee A. Mitchell, the former chairman of the board of directors of First Security, to the Board of Directors of German American effective as of October 29, 2018, which Board had first increased its size from eleven (11) to twelve (12) members in order to permit such appointment. The merger of First Security with and into German American became effective on October 15, 2018.

Mr. Mitchell will serve as a Director of German American for a term expiring at German American’s 2019 annual meeting of shareholders and will be nominated for election at such annual meeting to serve for an additional term of three (3) years. Effective as of October 29, 2018, Mr. Mitchell was also appointed to the Finance & Asset/Liability Management Committee of German American’s Board of Directors.

Mr. Mitchell, who had served as a director of First Security since 2001, is the owner and operator of L. Mitchell Farms, and is President and Chief Executive Officer of Amino Health, Inc.

For his service as a Director, Mr. Mitchell will be entitled to receive his pro rata portion of the standard director cash retainer and standard meeting cash fees payable to non-employee Directors of German American, as more fully described in German American’s Current Report on Form 8-K filed on June 29, 2018, which description is incorporated herein by reference. Other than being eligible to receive such director compensation and the appointment being required by the Merger Agreement, Mr. Mitchell did not enter into any material plan, contract, or arrangement in connection with his appointment as a director. Mr. Mitchell is not a party to any transaction with German American that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

Item 8.01. Other Events.

Cash Dividend. As announced in the press release that is furnished as Exhibit 99.1 to this report, the Company’s Board of Directors has declared a cash dividend of $0.15 per share which will be payable on November 20, 2018, to shareholders of record as of November 10, 2018.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	99.1	Press release dated October 29, 2018.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2018	By:	GERMAN AMERICAN BANCORP, INC. /s/ Mark A. Schroeder
Mark A. Schroeder, Chairman and Chief Executive Officer